October 2007	Filed pursuant to Rule 433 dated September 24, 2007
Relating to Preliminary Pricing Supplement No. 384 dated September 24, 2007 to Registration Statement No. 333-131266
Structured Investments
Protected Fund-Linked Securities due November 7, 2014
Based on the Performance of the 2007-2 Fund Dynamic Reference Index
Related to the PIMCO High Yield Fund
Protected Fund-Linked Securities offer capital protection, variable coupons and appreciation potential at maturity.  The variable coupon payments, if any, are generated by the hypothetical investment in the Institutional Class  shares of the PIMCO High Yield Fund, represented by the Equity Component of the Reference Index. Although the PIMCO High Yield Fund generally invests in a diversified portfolio of high yield debt securities, we refer to the hypothetical investment in the Institutional Class shares of the Fund as the Equity Component because the performance of that component of the Reference Index drives the monthly coupon payments, if any, payable with respect to the Securities and whether or not the Securities will pay any Supplemental Redemption Amount at maturity.
S U M M A R Y T E R M S
Issuer:		Morgan Stanley
Maturity Date:		November 7, 2014
Issue Price:		$10 (see “Commissions and Issue Price” below)
Pricing Date:		October , 2007
Original Issue Date:		October , 2007 (5 business days after the Pricing Date)
Reference Index:
The Reference Index will be the 2007-2 Fund Dynamic Reference Index which tracks the performance of hypothetical investments in two assets and a liability (each, an “Index Component”).  The two assets are (i) the Equity Component, which represents a hypothetical investment in the Institutional Class shares of the PIMCO High Yield Fund (“Fund”), and (ii) the Zero-Coupon Bond Component.  The liability is the Leverage Component.

The Reference Index will have an initial value of 97.

Please read “Investment Overview” on pages 2-6 for more information on the Reference Index.

Aggregate Principal Amount:		$
Payment at Maturity:		$10 plus a Supplemental Redemption Amount, if any.
Supplemental Redemption Amount:		The greater of (i) zero and (ii) $10 times the percentage change in the Reference Index as of the Determination Date from the threshold value of 100.
Variable Coupon Payments:
The variable coupon payments, if any, on the Securities will be based upon the allocation, if any, to the Equity Component within the Reference Index and calculated by reference to the distributions made at any time on the hypothetical investment in the Institutional Class shares of the Fund.

The variable coupon payments are expected to change over time, depending on (i) the Hypothetical Monthly Income related to the performance of the Equity Component in any month during which a distribution is made on the hypothetical investment in the Institutional Class shares of the Fund, (ii) the allocation to the Equity Component, if any, and (iii) the Reference Index Closing Value.

Coupon payments will not be paid if the allocation to the Equity Component within the Reference Index has been reduced to zero or, in certain circumstances, if making a coupon payment would reduce the allocation to the Equity Component below a threshold value.

Please read “Investment Overview—Variable Coupon Payments” on pages 5-6 for more information on the variable coupon payments.

Determination Date:		October 31, 2014, subject to adjustment for non-index business days or market disruption events.
CUSIP:		617475546
Listing:		None
Agent:		Morgan Stanley & Co. Incorporated
Commissions and Issue Price:		Price to Public(1)	Agent’s Commissions(1)(2)	Proceeds to Company
	Per Security:	$10	$0.30	$9.70
	Total:	$	$	$
(1)
The actual price to public and agent’s commissions for a particular investor may be reduced for volume purchase discounts depending on the aggregate amount of Securities purchased by that investor.  The lowest price payable by an investor is $9.90 per Security.  Please see “Syndicate Information” on page 9 for further details.

(2)
If you continue to hold your Securities, we will pay the brokerage firm through which you hold your Securities additional commissions on an annual basis. For additional information, see “Supplemental Information Concerning Plan of Distribution” in the accompanying preliminary pricing supplement and “Plan of Distribution” in the accompanying prospectus supplement.

YOU SHOULD READ THIS DOCUMENT TOGETHER WITH THE PRELIMINARY PRICING SUPPLEMENT DESCRIBING THIS OFFERING, AND THE RELATED PROSPECTUS SUPPLEMENT AND PROSPECTUS, EACH OF WHICH CAN BE ACCESSED VIA THE HYPERLINKS BELOW, BEFORE YOU DECIDE TO INVEST.

Preliminary Pricing Supplement No. 384 dated September 24, 2007

Amendment No. 1 to the Prospectus Supplement dated July 24, 2007     Prospectus dated January 25, 2006

YOU SHOULD ALSO READ THE PROSPECTUS FOR THE INSTITUTIONAL CLASS SHARES OF THE FUND ON FILE AT THE SEC WEBSITE, WHICH CAN BE ACCESSED VIA THE HYPERLINK BELOW AND BY SEARCHING FOR "PIMCO HIGH YIELD" UNTIL YOU REACH THE APPROPRIATE DISCLOSURE FOR THE INSTITUTIONAL CLASS SHARES OF THE FUND.

Prospectus for the Institutional Class shares of the PIMCO High Yield Fund

THE CONTENTS OF THE PROSPECTUS FOR THE INSTITUTIONAL CLASS SHARES OF THE FUND, AS WELL AS ANY OTHER PROSPECTUS OR INFORMATION WHICH COULD BE ACCESSED VIA THE HYPERLINK ABOVE, AND ANY DOCUMENTS INCORPORATED BY REFERENCE THEREIN, ARE NOT INCORPORATED BY REFERENCE HEREIN OR IN ANY WAY A PART HEREOF.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates.  Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering.  You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-584-6837.

PIMCO High Yield Fund
Protected Fund-Linked Securities
Based on the Performance of the 2007-2 Fund Dynamic Reference Index

Investment Overview

Protected Fund-Linked Securities

Protected Fund-Linked Securities, which we refer to as the Securities, are Morgan Stanley-issued securities that offer capital protection, variable coupons and appreciation potential at maturity.  In order to deliver variable coupons and principal protection, the Securities use dynamic allocation, a systematic and rule driven process, to allocate the Reference Index among the Index Components.  Dynamic allocation provides flexibility to maximize the allocation of the Reference Index to the Equity Component, the portion of the investment that drives return or yield on the Securities, while providing for the return of principal at maturity via the Zero-Coupon Bond Component.

The Securities are linked to the Reference Index which tracks the performance of hypothetical investments in the following three Index Components.

Equity Component
Each unit of Equity Component represents the value of an initial $100 hypothetical investment in the Institutional Class shares of the Fund.  Although the Fund generally invests in a diversified portfolio of high yield debt securities, we refer to the hypothetical investment in the Institutional Class shares of the Fund as the Equity Component because the performance of that component of the Reference Index drives the monthly coupon payments, if any, payable with respect to the Securities and whether or not the Securities will pay any Supplemental Redemption Amount at maturity.  The allocation to the Equity Component will vary over the term of the Securities and will be capped at 150% of the Reference Index.  However, the allocation may be as low as zero, in which case, coupon payments on the Securities will cease.  Both the timing and amount of variable coupon payments, if any, will be based on the distributions on the hypothetical investment in the Institutional Class shares of the Fund and the allocation of the Reference Index to the Equity Component.

Zero-Coupon Bond Component
Each unit of Zero-Coupon Bond Component represents the value at any time of a hypothetical $100 face value zero-coupon bond investment maturing on the scheduled Determination Date with a yield to maturity equal to the applicable zero-coupon yield based on prevailing USD swap rates.  The Zero-Coupon Bond Component serves to assure that the value of the Reference Index will be at or above 100 at maturity.

Leverage Component
The Leverage Component represents the cost of hypothetical borrowed funds which are used to leverage the allocation to the Equity Component above 100% (up to a maximum allocation of 150% of the Reference Index).

October 2007	Page 2

PIMCO High Yield Fund
Protected Fund-Linked Securities
Based on the Performance of the 2007-2 Fund Dynamic Reference Index

Initially, the Reference Index allocation for each Index Component is expected to be:

Index Component	Allocation
Equity Component	120-140%
Zero-Coupon Bond Component	0%
Leverage Component	20-40%

The actual initial allocations will be set on the Pricing Date, based on the Targeted Equity Exposure (as defined below) on the Pricing Date.  These allocations will be adjusted over the term of the Securities depending on the performance of the Equity Component and the Zero-Coupon Bond Component.

On any index business day, the value of the Reference Index will equal the sum of (i) the value of the allocation to the Equity Component, plus (ii) the value of the allocation to the Zero-Coupon Bond Component, minus (iii) the value of the Leverage Component, minus (iv) one day’s pro rata portion of the Reference Index Adjustment Factor of 1.75% per annum, if the Reference Index then includes any allocation to the Equity Component.  The initial value of the Reference Index will be 97.

The “Reference Index Closing Value” on any index business day will be calculated by Morgan Stanley & Co. Incorporated, as the “Calculation Agent,” based on the values of the Index Components at the regular weekday close of trading on that index business day as described in the paragraph above.  The Reference Index Closing Value on any day that is not an index business day will equal the Reference Index Closing Value on the previous day minus the Reference Index Adjustment Factor and the Daily Leverage Charge of federal funds rate plus 0.75% per annum on the Leverage Component, if any, for that day.

Allocation of hypothetical investments between the Equity Component and the Zero-Coupon Bond Component will be determined through a dynamic allocation strategy based upon the performance of the Equity Component and changes in interest rates.  The strategy is designed to maximize the Reference Index’s exposure to the Equity Component without jeopardizing the ability of the Reference Index to be at or above 100 at maturity by adjusting the hypothetical investments as described below.

As the value of the Equity Component or interest rates change, the allocation of the Index Components within the Reference Index is expected to change as follows:

▪
If the value of the Equity Component increases (assuming no change in other factors), the allocation to the Equity Component within the Reference Index may increase and the allocation to the Zero-Coupon Bond Component may decrease.  The allocation to the Equity Component may be increased up to 150% of the Reference Index through the use of borrowed funds from the Leverage Component.

▪
If the value of the Equity Component decreases (assuming no change in other factors), the allocation of the Equity Component within the Reference Index may decrease and the allocation to the Zero-Coupon Bond Component may increase.

The reallocation process is designed to maximize the Reference Index’s exposure to the Equity Component to the extent that such Equity Component exposure is consistent with the objective of achieving a value of the Reference Index of at least 100 at the maturity of the Securities.  However, if the allocation to the Equity Component falls to zero, it will remain at zero for the remaining term of the Securities and, because the Equity Component generates the variable coupon payments, your opportunity to receive the variable coupon payments will end.

The dynamic allocation process is systematic and rule-driven.  The process involves comparing the value of the Reference Index to the “Bond Floor” (which is the value of a hypothetical zero-coupon bond with a face value of $100 maturing on the scheduled Determination Date with a yield to maturity equal to the applicable zero-coupon yield based on prevailing USD swap rates) in order to determine whether more or less hypothetical funds may be invested in the Equity Component in a manner that is consistent with the goal of assuring that the value of the Reference Index will be at or above 100 at maturity:

October 2007	Page 3

PIMCO High Yield Fund
Protected Fund-Linked Securities
Based on the Performance of the 2007-2 Fund Dynamic Reference Index

▪	When the Reference Index is sufficiently greater than the Bond Floor, the allocation to the Equity Component will be increased.

▪	Conversely, if the Reference Index is too close to the Bond Floor, the allocation to the Equity Component will be decreased.

▪
The Bond Floor will rise when interest rates fall, which may lead to a decrease in the allocation to the Equity Component within the Reference Index and an increase in the allocation to the Zero-Coupon Bond Component.

The above is an overview of the Securities and the Reference Index.  For a more detailed description, please read the section in the accompanying preliminary pricing supplement called “Description of Securities.”  You may access the preliminary pricing supplement via the following hyperlink:

Preliminary Pricing Supplement No. 384 dated September 24, 2007

Please also read all of the examples under “Information about the Reference Index—Hypothetical Historical Data on the Reference Index” on pages 18-25.

Dynamic Allocation

The allocation between the Equity Component and the Zero-Coupon Bond Component will change during the term of the Securities pursuant to a pre-determined dynamic allocation process.  The dynamic allocation process is designed to allow varying exposure to the Equity Component, with the objective of maximizing return potential while assuring that the value of the Reference Index will be at or above 100 at maturity.  Using borrowed funds available through the Leverage Component, the allocation to the Equity Component within the Reference Index could be increased up to 150% of the value of the Reference Index if the value of the Equity Component increases sufficiently, but the allocation to the Equity Component could be as low as zero if the value of the Equity Component or interest rates decrease sufficiently.  If the amount allocated to the Equity Component falls to zero at any time during the term of the Securities, it will remain at zero and no coupon payments will be paid for the remaining term of the Securities.

A reallocation of the hypothetical funds invested in the Index Components that constitute the Reference Index at any time will occur upon a Reallocation Determination Event, an Underlying Security Reallocation Event or a Defeasance Event, as described below.

Reallocation Determination Event
The Calculation Agent will determine that a Reallocation Determination Event has occurred when the difference between the Reference Index Closing Value and the Bond Floor divided by the value of the allocation to the Equity Component (the “Gap Ratio”) is outside the acceptable range of 15% to 25% (the “Target Gap Risk Range”).

▪
If the Gap Ratio is below the Target Gap Risk Range, indicating that the exposure to the Equity Component is outside the preferred risk tolerance of the Reference Index, the allocation process requires a reduction of the allocation to the Equity Component down to the Targeted Equity Exposure.

▪
If the Gap Ratio is above the Target Gap Risk Range, indicating a suboptimal exposure to the Equity Component, the allocation process requires an increase of the allocation to the Equity Component up to the Targeted Equity Exposure.

The “Targeted Equity Exposure” at any time is the product of (i) 5 times (ii) the Buffer, up to the maximum of 150% of the Reference Index.  The “Buffer” represents the percentage by which the Reference Index Closing Value exceeds the Bond Floor on any day and is equal to the quotient of (i) the difference between the Reference Index Closing Value and the Bond Floor divided by (ii) The Reference Index Closing Value.

On each index business day on which no market disruption event or trading restriction occurs, the Calculation Agent will test whether a Reallocation Determination Event has occurred as of the end of the previous index business day on which no market disruption event or trading restriction occurred, and, generally, any required hypothetical reallocation of funds will be effected on the index business day of such determination.

October 2007	Page 4

PIMCO High Yield Fund
Protected Fund-Linked Securities
Based on the Performance of the 2007-2 Fund Dynamic Reference Index

Assuming the Calculation Agent determines that a Reallocation Determination Event has occurred, the following table illustrates the effect on the allocation to the Equity Component based on changes in various factors (assuming no change in other factors):

Change in factor	Effect on allocation to the Equity Component within the Reference Index
Value of Equity Component rises	Allocation to the Equity Component tends to increase as the difference between the Reference Index Closing Value and the Bond Floor increases
Value of Equity Component falls	Allocation to the Equity Component tends to decrease as the difference between the Reference Index Closing Value and the Bond Floor decreases
Interest rates increase	Allocation to the Equity Component tends to increase as Bond Floor decreases
Interest rates decrease	Allocation to the Equity Component tends to decrease as Bond Floor increases

Underlying Security Reallocation Event
If, at any time during any index business day on which no market disruption event or trading restriction occurs, the estimated net asset value of the Institutional Class shares of the Fund, as determined by the Calculation Agent, drops by 10% or more from the published net asset value of the Institutional Class shares of the Fund as of the regular weekday close of trading (“Fund Closing Value”) on the previous index business day on which no market disruption event or trading restriction occurs, a reallocation will be effected by the Calculation Agent.

Defeasance Event
If, in testing whether a Reallocation Determination Event has occurred or following an Underlying Security Reallocation Event, the Calculation Agent determines that the Buffer has fallen to below 1%, all of the hypothetical funds will be allocated to the Zero-Coupon Bond Component for the remaining term of the Securities.  If hypothetical funds are completely allocated out of the Equity Component, your opportunity to receive the variable coupon payments on the Securities will end and the Payment at Maturity per Security will be limited to the $10 principal amount and no more than a small Supplemental Redemption Amount, if any.

The above is an overview of the dynamic allocation process.  Please read the section in the accompanying preliminary pricing supplement called “Description of Securities—Reference Index—Reallocations of the Index Components” for a more detailed explanation of the allocation process.  You may access the preliminary pricing supplement via the following hyperlink:

Preliminary Pricing Supplement No. 384 dated September 24, 2007

Please also read the examples under “How the Protected Fund-Linked Securities Work—Hypothetical Allocations” on pages 11-13.

Variable Coupon Payments

The variable coupon payments, if any, on the Securities will be based upon the allocation to the Equity Component within the Reference Index and calculated by reference to the distributions made at any time on the Institutional Class shares of the Fund.  Since the inception of the Institutional Class shares of the Fund in 1992, distributions on the Institutional Class shares of the Fund have generally been made monthly.

The variable coupon payments will change over time, depending on (i) the Hypothetical Monthly Income related to the performance of the Equity Component in any month during which a distribution is made on the hypothetical investment in the Institutional Class shares of the Fund, (ii) the allocation to the Equity Component in the Reference Index, if any, at such time and (iii) the Reference Index Closing Value.  The determination of a variable coupon payment may be represented by the following formula:

Coupon Payment	=	Hypothetical Monthly Income	*	allocation to Equity Component * Reference Index Closing Value
Equity Component Closing Value
10

October 2007	Page 5

PIMCO High Yield Fund
Protected Fund-Linked Securities
Based on the Performance of the 2007-2 Fund Dynamic Reference Index

For each “Monthly Coupon Payment Period,” which is each monthly period from, but excluding, the last calendar day of each month to, and including, the last calendar day of the next succeeding month, the “Coupon Payment Date” is the third business day following such last calendar day of each month during which a distribution is made on the Institutional Class shares of the Fund for which the record date falls within the relevant Monthly Coupon Payment Period and for which the coupon payment (calculated as described above) is greater than zero; provided that for the Monthly Coupon Payment Period occurring in October 2014, the Monthly Coupon Payment Period will end on the Determination Date, which is October 31, 2014, and the Coupon Payment Date, if applicable, will be the Maturity Date.

The “Hypothetical Monthly Income” on any index business day will equal the aggregate value of any distributions with respect to the Institutional Class shares of the Fund for which the record dates fall within the relevant Monthly Coupon Payment Period.

The “Equity Component Closing Value” equals, on any index business day, the sum of (i) the Fund Closing Value times the fraction of the Institutional Class shares of the Fund currently represented by one unit of the Equity Component plus (ii) the Hypothetical Monthly Income, if any.

If the Calculation Agent determines that the value of the Reference Index (excluding the Hypothetical Monthly Income) is less than 105% of the Bond Floor at the close of business on any last calendar day of each month, no coupon payment will be made and the Hypothetical Monthly Income for such period will instead be deemed reinvested in the Equity Component in order to help prevent the allocation to the Equity Component within the Reference Index from being reduced to zero.

If the allocation to the Equity Component has been reduced to zero at any time, the Hypothetical Monthly Income will cease to accrue and you will receive no coupon payment for the remaining term of the Securities.  The Reference Index Adjustment Factor will be zero if the allocation to the Equity Component is reduced to zero.

The above is an overview of the variable coupon payments.  Please read the section in the accompanying preliminary pricing supplement called “Description of Securities—Coupon Payments” and “Description of Securities—Reference Index—Determination of Hypothetical Monthly Income from any Equity Component” for a more detailed explanation of how the coupon payments and the Hypothetical Monthly Income are determined.  You may access the preliminary pricing supplement via the following hyperlink:

Preliminary Pricing Supplement No. 384 dated September 24, 2007

Please also read the examples under “How the Protected Fund-Linked Securities Work—Hypothetical Coupon Payment Calculations” on pages 14-15.

PIMCO High Yield Fund

The PIMCO High Yield Fund generally invests in a diversified portfolio of high yield debt securities, often referred to as “junk bonds.”  The investment adviser to the Fund is Pacific Investment Management Company LLC (the “Investment Adviser”), which also serves as the administrator of the Fund.  See “Information about the Reference Index—PIMCO High Yield Fund” on pages 26-27.

Information on the Institutional Class shares of the Fund as of market close on September 19, 2007 is as follows:

Current Fund Closing Value:	$9.63
52 Week High Fund Closing Value:	$10.04 (on 5/15/07)
52 Week Low Fund Closing Value:	$9.28 (on 7/27/07)

October 2007	Page 6

PIMCO High Yield Fund
Protected Fund-Linked Securities
Based on the Performance of the 2007-2 Fund Dynamic Reference Index

Key Investment Rationale

The Securities provide investors with the following opportunities:

¡	Potential enhanced returns on a bond portfolio by taking high yield debt securities-linked risk on the variable coupon payments and any increase in the value of the Reference Index

¡	100% principal protection on their investment

¡	Coupons on the Securities (variable and may be zero)

Best Case Scenario	▪ Investors receive their principal plus a Supplemental Redemption Amount at maturity, in addition to variable coupon payments each year over the term of the Securities
Worst Case Scenario
▪  The allocation to the Equity Component is reduced to zero shortly after the issuance of the Securities and the Securities pay ZERO coupon payments

▪  Investors receive only their principal at maturity

Summary of Selected Key Risks (see pages 16-17)

¡	The Securities do not guarantee any coupon payments.

¡	The Securities may not pay more than the principal amount at maturity.

¡	Any decline in the Reference Index’s allocation to the Equity Component will reduce both your variable coupon payments and your opportunity for any appreciation in the Reference Index.

¡
If the allocation to the Equity Component in the Reference Index goes to zero, it will stay at zero for the remaining term of the Securities, and the Securities will not participate in any appreciation in the Equity Component and cease to provide any more coupon payments.

¡
If any such reduction in the allocation to the Equity Component to zero were to occur, the earlier it occurs during the term of the Securities, the more adversely it will affect the overall yield on the Securities.

¡
The market price of the Securities will be influenced by many unpredictable factors, and could be adversely affected by a decrease in the net asset value of the Institutional Class shares of the Fund or a decline in interest rates.

¡	Use of the Leverage Component may increase the adverse impact on the Reference Index from downward movements in the value of the Equity Component.

¡
Your return on the Securities will reflect the deduction of costs such as the Reference Index Adjustment Factor, the Daily Leverage Charge, if any, the implicit sales charge on the purchase of the Securities due to the initial value of the Reference Index being set at 97, which is below the threshold value of 100.

¡	The antidilution adjustments the Calculation Agent is required to make do not cover every event that could affect the Institutional Class shares of the Fund

¡	Secondary trading may be limited, and the inclusion of commissions and projected profit from hedging in the original Issue Price is likely to adversely affect secondary market prices.

¡	Your brokerage firm and your broker may have economic interests that are different from yours due to the annual commission they receive if you hold your Securities.

¡
The hypothetical investment in the Institutional Class shares of the Fund may be replaced in the Equity Component by a hypothetical investment in the shares of the iShares iBoxx $ High Yield Corporate Bond Fund (Bloomberg Ticker: HYG) under certain circumstances, and the value of the Securities may be adversely affected.

¡	Credit risk to Morgan Stanley whose credit rating is currently Aa3/AA–.

October 2007	Page 7

PIMCO High Yield Fund
Protected Fund-Linked Securities
Based on the Performance of the 2007-2 Fund Dynamic Reference Index

Fact Sheet

The Securities offered are senior unsecured obligations of Morgan Stanley, and have the terms described in the preliminary pricing supplement, the prospectus supplement and the prospectus.  The Securities are senior notes issued as part of Morgan Stanley’s Series F Global Medium-Term Notes program.

Expected Key Dates

Pricing Date:	Original Issue Date (Settlement Date):	Maturity Date:

October , 2007	October , 2007 (5 business days after the Pricing Date)	November 7, 2014

Key Terms

Issuer:	Morgan Stanley

Reference Index:
The Reference Index will be the 2007-2 Fund Dynamic Reference Index which tracks the performance of hypothetical investments in two assets and a liability (each, an “Index Component”).  The two assets are (i) the Equity Component and (ii) the Zero-Coupon Bond Component.  The liability is the Leverage Component.

The Reference Index will have an initial value of 97.

Please read “Investment Overview” on pages 2-6 for more information on the Reference Index.

Issue Price:	$10 per Security (see “Syndicate Information” below)

Denominations:	$10 and integral multiples thereof

Aggregate Principal Amount:	$

Payment at Maturity:	$10 plus a Supplemental Redemption Amount, if any.

Supplemental Redemption Amount:	The greater of (i) zero and (ii) $10 times the percentage change in the Reference Index as of the Determination Date from the threshold value of 100.

Variable Coupon Payments:
The variable coupon payments, if any, on the Securities will be based upon the allocation, if any, to the Equity Component within the Reference Index and calculated by reference to the distributions made at any time on the hypothetical investment in the Institutional Class shares of the Fund.  Since the inception of the Institutional Class shares of the Fund in 1992, distributions on the Institutional Class shares of the Fund have generally been made monthly.

The variable coupon payments are expected to change over time, depending on (i) the Hypothetical Monthly Income related to the performance of the Equity Component in any month during which a distribution is made at any time on the hypothetical investment in the Institutional Class shares of the Fund, (ii) the allocation to the Equity Component, if any, and (iii) the Reference Index Closing Value.

Coupon payments will not be paid if the allocation to the Equity Component within the Reference Index has been reduced to zero or, in certain circumstances, if making a coupon payment would reduce the allocation to the Equity Component below a threshold value.

Please read “Investment Overview—Variable Coupon Payments” on pages 5-6 for more information on the variable coupon payments.

Coupon Payment Dates:
The third business day following the last calendar day of each month during which a distribution is made on the Institutional Class shares of the Fund for which the record date falls within the relevant Monthly Coupon Payment Period and for which the coupon payment is greater than zero; provided that for the Monthly Coupon Payment Period occurring in October 2014, the Monthly Coupon Payment Period will end on the Determination Date and the Coupon Payment Date, if applicable, will be the Maturity Date.

Determination Date:	October 31, 2014, subject to adjustment for non-index business days or market disruption events.

Equity Component:	Each “unit” of the Equity Component represents the value over time of an initial $100 hypothetical investment in the Institutional Class shares of the Fund.

Zero-Coupon Bond Component:
Each “unit” of the Zero-Coupon Bond Component represents the value of a hypothetical $100 face value zero-coupon bonds investment maturing on the scheduled Determination Date with a yield to maturity equal to the applicable zero-coupon yield based on prevailing USD swap rates.  The Zero-Coupon Bond Component is used to assure that the value of the Reference Index will be at or above 100 at maturity.

Leverage Component:
The Leverage Component represents the cost of hypothetical borrowed funds which is used to leverage the allocation to the Equity Component above 100%.  The maximum allocation to the Equity Component is 150%.

Whenever the exposure to the Equity Component is increased above 100% through the use of the Leverage Component, the amount of the Leverage Component will be increased by a Daily Leverage Charge at the federal funds rate plus a spread of 0.75% per annum (on a 30/360-day basis).

Allocation Among Index Components:	Index Component	Allocation
	Equity Component	120-140%
	Zero-Coupon Bond Component	0%
	Leverage Component	20-40%

October 2007	Page 8

PIMCO High Yield Fund
Protected Fund-Linked Securities
Based on the Performance of the 2007-2 Fund Dynamic Reference Index

The actual initial allocations will be determined on the Pricing Date.  Subsequent reallocations will set the allocation to the Equity Component to five times the quotient of (i) the difference between the Reference Index Closing Value and the Bond Floor divided by (ii) the Reference Index Closing Value.

Bond Floor:
Value at any given time of a hypothetical zero-coupon bond with a face value of $100 maturing on the scheduled Determination Date with a yield to maturity equal to the applicable zero-coupon yield based on prevailing USD swap rates.  The Bond Floor is compared to the Reference Index Closing Value in order to determine whether more or less hypothetical funds may be invested in the Equity Component in a manner that is consistent with the goal of assuring that the value of the Reference Index will be at or above 100 at maturity.

Costs:
The value of the Reference Index will be reduced by certain adjustment factors and fees as described below.  Such adjustment factors and fees will reduce the potential return on the Securities:

▪   “Reference Index Adjustment Factor” of 1.75% per annum on the level of the Reference Index; and

▪   “Daily Leverage Charge” of federal funds rate plus 0.75% per annum (on a 30/360-day basis) on any hypothetical amounts borrowed via the Leverage Component.

The Reference Index Adjustment Factor will be reduced to zero if the allocation to the Equity Component is reduced to zero.

Additional costs include:

▪   An implicit 3% sales charge paid upon the purchase of the Securities because the initial value of the Reference Index will be set at 97, which is below the threshold value of 100;

▪   0.25% annual commission paid to your broker as long as the allocation to the Equity Component is greater than zero; and

▪   Cost of bid/offer spread in hypothetical purchase and sale transactions of the Zero-Coupon Bond Component to carry out Index Component reallocations and, if applicable, any then current redemption fees on sales of the Institutional Class shares of the Fund related to short-term trading policies.

In addition, the net asset value of the Institutional Class shares of the Fund reflects the operating expenses (which, for the fiscal year ended March 31, 2007, amounted to 0.50% per annum of the average daily net assets of the Fund, including monthly advisory fees, which amounted to 0.25% per annum of the average daily net assets of the Fund, paid to the Investment Adviser).

Risk Factors:	Please read all of the “Risk Factors” on pages 16-17.

General Information

Listing:	None

CUSIP:	617475546

Minimum Ticketing Size:	100 Securities

Trustee:	The Bank of New York (as successor Trustee to JPMorgan Chase Bank, N.A.)

Calculation Agent:	Morgan Stanley & Co. Incorporated (“MS & Co.”)

Use of Proceeds and Hedging:
The net proceeds we receive from the sale of the Securities will be used for general corporate purposes and, in part, in connection with hedging our obligations under the Securities through one or more of our subsidiaries.

On or prior to the Pricing Date, we, through our subsidiaries or others, expect to hedge our anticipated exposure in connection with the Securities by taking positions in the Institutional Class shares of the Fund and in USD interest rate swaps, as well as in other instruments our affiliates may choose to use in connection with such hedging. We cannot give any assurance that our hedging activity will not affect the net asset value of the Institutional Class shares of the Fund and, therefore, such activity may adversely affect the value of the Securities, the coupon payments you may receive over the term of the Securities and the payment you will receive at maturity.  For further information, see “Use of Proceeds and Hedging” in the accompanying preliminary pricing supplement.

ERISA:	See “ERISA Matters for Pension Plans and Insurance Companies” in the accompanying preliminary pricing supplement.

Contact:
Morgan Stanley Clients may contact their local Morgan Stanley branch office or our principal executive offices at 1585 Broadway, New York, New York 10036 (telephone number (866) 477-4776. All other clients may contact their local brokerage representative. Third-party distributors may contact Morgan Stanley Structured Investment Sales at (800) 233-1087.

Syndicate Information

Issue Price of Securities	Selling Concession	Principal Amount of Securities for any single investor
$10.00	$0.30	<$999K
$9.95	$0.25	$1MM-$2.99MM
$9.925	$0.225	$3MM-$4.99MM
$9.90	$0.20	>$5MM

Selling concessions allowed to dealers in connection with the offering may be reclaimed by the agent, if, within 30 days of the offering, the agent repurchases the Securities distributed by such dealers.

October 2007	Page 9

PIMCO High Yield Fund
Protected Fund-Linked Securities
Based on the Performance of the 2007-2 Fund Dynamic Reference Index

Tax Considerations

The Securities will be treated as “contingent payment debt instruments” for U.S. federal income tax purposes, as described in the section of the accompanying pricing supplement called “Description of Securities—United States Federal Income Taxation.”  Under this treatment, if you are a U.S. taxable investor, you will generally be subject to annual income tax based on the “comparable yield” (as defined in the accompanying pricing supplement) of the Securities, adjusted upward or downward to reflect the difference, if any, between the actual and the projected amount of contingent payments on the Securities.  In addition, any gain recognized by U.S. taxable investors on the sale or exchange, or at maturity, of the Securities generally will be treated as ordinary income.  If the Securities were priced on September 20, 2007, the “comparable yield” would be a rate of 5.6270% per annum compounded monthly; however, the final comparable yield will be determined on the pricing date and may differ from the comparable yield set forth above.  The projected payment schedule would be as follows:

DATE	PROJECTED PAYMENTS	DATE	PROJECTED PAYMENTS
October 3, 2007	$0.020320	May 4, 2011	$0.045329
November 5, 2007	$0.050018	June 3, 2011	$0.045329
December 5, 2007	$0.046892	July 5, 2011	$0.050018
January 3, 2008	$0.043766	August 3, 2011	$0.043766
February 5, 2008	$0.050018	September 6, 2011	$0.051581
March 5, 2008	$0.046892	October 5, 2011	$0.045329
April 3, 2008	$0.043766	November 3, 2011	$0.043766
May 5, 2008	$0.050018	December 5, 2011	$0.050018
June 4, 2008	$0.045329	January 4, 2012	$0.045329
July 3, 2008	$0.045329	February 3, 2012	$0.045329
August 5, 2008	$0.050018	March 5, 2012	$0.050018
September 3, 2008	$0.043766	April 4, 2012	$0.045329
October 3, 2008	$0.046892	May 3, 2012	$0.045329
November 5, 2008	$0.050018	June 5, 2012	$0.050018
December 3, 2008	$0.043766	July 5, 2012	$0.046892
January 5, 2009	$0.050018	August 3, 2012	$0.043766
February 4, 2009	$0.045329	September 5, 2012	$0.050018
March 4, 2009	$0.046892	October 3, 2012	$0.043766
April 3, 2009	$0.045329	November 5, 2012	$0.050018
May 5, 2009	$0.050018	December 5, 2012	$0.046892
June 3, 2009	$0.043766	January 3, 2013	$0.043766
July 6, 2009	$0.051581	February 5, 2013	$0.050018
August 5, 2009	$0.045329	March 5, 2013	$0.046892
September 3, 2009	$0.043766	April 3, 2013	$0.043766
October 5, 2009	$0.050018	May 3, 2013	$0.046892
November 4, 2009	$0.045329	June 5, 2013	$0.050018
December 3, 2009	$0.045329	July 3, 2013	$0.043766
January 5, 2010	$0.050018	August 5, 2013	$0.050018
February 3, 2010	$0.043766	September 4, 2013	$0.045329
March 3, 2010	$0.046892	October 3, 2013	$0.045329
April 5, 2010	$0.050018	November 5, 2013	$0.050018
May 5, 2010	$0.046892	December 4, 2013	$0.045329
June 3, 2010	$0.043766	January 3, 2014	$0.045329
July 6, 2010	$0.051581	February 5, 2014	$0.050018
August 4, 2010	$0.043766	March 5, 2014	$0.046892
September 3, 2010	$0.045329	April 3, 2014	$0.043766
October 5, 2010	$0.050018	May 5, 2014	$0.050018
November 3, 2010	$0.043766	June 4, 2014	$0.045329
December 3, 2010	$0.046892	July 3, 2014	$0.045329
January 5, 2011	$0.050018	August 5, 2014	$0.050018
February 3, 2011	$0.043766	September 3, 2014	$0.043766
March 3, 2011	$0.046892	October 3, 2014	$0.046892
April 5, 2011	$0.050018	November 7, 2014	$10.053144

The actual comparable yield and the projected payment schedule of the Securities will be updated in the final pricing supplement.  You should read the discussion under “Description of Securities—United States Federal Income Taxation” in the accompanying pricing supplement concerning the U.S. federal income tax consequences of investing in the Securities.

The comparable yield and the projected payment schedule are not provided for any purpose other than the determination of U.S. Holders’ accruals of OID and adjustments in respect of the Securities, and we make no representation regarding the actual amounts of payments that will be made on a Security.

If you are a non-U.S. investor, please also read the section of the accompanying prospectus supplement called “United States Federal Taxation—Tax Consequences to Non-U.S. Holders.”

You are urged to consult your own tax advisors regarding all aspects of the U.S. federal income tax consequences of investing in the Securities as well as any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.

This offering summary represents a summary of the terms and conditions of the Securities.  We encourage you to read the preliminary pricing supplement, prospectus supplement and prospectus related to this offering which can be accessed via the hyperlinks on the front page of this document.

October 2007	Page 10

PIMCO High Yield Fund
Protected Fund-Linked Securities
Based on the Performance of the 2007-2 Fund Dynamic Reference Index

How the Protected Fund-Linked Securities Work

Hypothetical Payments at Maturity

At maturity, if the Reference Index Closing Value on the Determination Date is greater than the threshold value, for each $10 principal amount of Securities that you hold, you will receive a Supplemental Redemption Amount in addition to the principal amount of $10.  The Supplemental Redemption Amount will be calculated by the Calculation Agent on the Determination Date and is equal to (i) $10 times (ii) the percentage, if any, by which the Reference Index Closing Value on the Determination Date exceeds the threshold value.

Example:

The Reference Index Closing Value on the Determination Date is 10% greater than the threshold value.

Reference Index initial value:	97
Threshold value:	100
Reference Index Closing Value on the Determination Date:	110

In the example above, without regard to any coupon payment that may be due at maturity, the total Payment at Maturity per Security would equal $11.00, which is the sum of the principal amount of $10 and a Supplemental Redemption Amount of $1.00.

If the Reference Index Closing Value on the Determination Date is less than or equal to the threshold value, you will not receive any Supplemental Redemption Amount and will receive only the return of your $10 principal amount at maturity.

Although the Supplemental Redemption Amount and the Payment at Maturity are calculated as described above, the yield on the Securities will also depend significantly on the variable coupon payments on the Securities, which is variable and may be zero.  You should read “—Hypothetical Coupon Payment Calculations” on pages 14-15 and “Information about the Reference Index—Hypothetical Historical Data on the Reference Index” on pages 18-25 in order to understand how the return on the Securities is affected by the nature and timing of changes in the allocation of the Index Components in the Reference Index.

Hypothetical Allocations

The asset allocation of the Reference Index will fluctuate during the term of the Securities based on, among other things, the performance of the Equity Component and interest rates.  If the Equity Component has declined in value or interest rates decline, some or all of the hypothetical funds may be allocated out of the Equity Component and into the Zero-Coupon Bond Component, in order to preserve the objective of the Reference Index to be at least equal to 100 on the Determination Date.  Only to the extent that hypothetical funds are allocated to the Equity Component, will the Reference Index participate in subsequent increases in the value of the Equity Component.

The following are four hypothetical examples of the effects of Reallocation Determination Events.  These hypothetical examples assume that the value of the Reference Index does not change between the determination of a Reallocation Determination Event and the subsequent reallocation and that purchases and sales of the Equity Component and Zero-Coupon Bond Component are made without taking into account the bid/offer spread on the hypothetical purchases and sales of the Zero-Coupon Bond Component or any short-term trading fees of the Fund, if applicable.

October 2007	Page 11

PIMCO High Yield Fund
Protected Fund-Linked Securities
Based on the Performance of the 2007-2 Fund Dynamic Reference Index

Example 1:

A Reallocation Determination Event requires the entire value of the hypothetical funds to be allocated to the Equity Component.

Values at test for Reallocation Determination Event:		Values after Reallocation:
Reference Index Closing Value:	106.25	Reference Index Closing Value:	106.25
Bond Floor:	85.00	Bond Floor:	85.00
Buffer:	20% (106.25 – 85.00)/106.25	Buffer:	20%
Multiple:	5	Multiple:	5
Targeted Equity Exposure:	100%	Targeted Equity Exposure:	100%
Gap Ratio:	26.56% (106.25 – 85)/80	Gap Ratio:	20.00%
Target Gap Risk Range:	15% to 25%	Target Gap Risk Range:	15% to 25%
Current Value of Allocation to Equity Component:	80.00	Current Value of Allocation to Equity Component:	106.25
Current Value of Allocation to Zero-Coupon Bond Component:	26.25	Current Value of Allocation to Zero-Coupon Bond Component:	0.00
Current Value of Allocation to Leverage Component:	0.00	Current Value of Allocation to Leverage Component:	0.00

In the example above, the Gap Ratio is 26.56%, which is outside the Target Gap Risk Range.  Consequently, a Reallocation Determination Event has occurred and the Calculation Agent must determine the Targeted Equity Exposure, which is 100% (Buffer times Multiple or 20% times 5).  To effect the reallocation then required, which is to increase the exposure of the Reference Index to the Equity Component, the Calculation Agent hypothetically sells the Zero-Coupon Bond Component and purchases additional Equity Component, so that the exposure to the Equity Component will be equal to 100% of the Reference Index Closing Value.

Example 2:

A Reallocation Determination Event requires the use of the Leverage Component to increase the allocation to the Equity Component to greater than 100% of the value of the Reference Index.

Values at test for Reallocation Determination Event:		Values after Reallocation:
Reference Index Closing Value:	109	Reference Index Closing Value:	109
Bond Floor:	85.00	Bond Floor:	85.00
Buffer:	22.02% (109 – 85.00)/109	Buffer:	22.02%
Multiple:	5	Multiple:	5
Targeted Equity Exposure:	110.09%	Targeted Equity Exposure:	110.09%
Gap Ratio:	26.67% (109.00 – 85.00)/90.00	Gap Ratio:	20.00%
Target Gap Risk Range:	15% to 25%	Target Gap Risk Range:	15% to 25%
Current Value of Allocation to Equity Component:	90.00	Current Value of Allocation to Equity Component:	120
Current Value of Allocation to Zero-Coupon Bond Component:	19.00	Current Value of Allocation to Zero-Coupon Bond Component:	0.00
Current Value of Allocation to Leverage Component:	0.00	Current Value of Allocation to Leverage Component:	11.00

In the example above, the Gap Ratio is 26.67%, which is outside the Target Gap Risk Range.  Consequently, a Reallocation Determination Event has occurred, and the Calculation Agent must determine the Targeted Equity Exposure, which is 110.09% (Buffer times Multiple or 22.02% times 5).  To effect the reallocation then required, which is to increase the exposure of the Reference Index to the Equity Component, the Calculation Agent hypothetically sells the Zero-Coupon Bond Component and uses the Leverage Component to purchase additional Equity Component, so that the exposure to the Equity Component will be equal to 110.09% of the Reference Index Closing Value.

October 2007	Page 12

PIMCO High Yield Fund
Protected Fund-Linked Securities
Based on the Performance of the 2007-2 Fund Dynamic Reference Index

Example 3:

A Reallocation Determination Event requires the allocation to the Equity Component to be reduced and the reduction of the Leverage Component to zero before increasing the allocation to the Zero-Coupon Bond Component.

Values at test for Reallocation Determination Event:		Values after Reallocation:
Reference Index Closing Value:	101.00	Reference Index Closing Value:	101.00
Bond Floor:	85.00	Bond Floor:	85.00
Buffer:	15.84% (101.00 – 85.00)/101.00	Buffer:	15.84%
Multiple:	5	Multiple:	5
Targeted Equity Exposure:	approximately 79.21%	Targeted Equity Exposure:	approximately 79.21%
Gap Ratio:	14.68% (101.00 – 85.00)/109.00	Gap Ratio:	20.00%
Target Gap Risk Range:	15% to 25%	Target Gap Risk Range:	15% to 25%
Current Value of Allocation to Equity Component:	109.00	Current Value of Allocation to Equity Component:	80.00
Current Value of Allocation to Zero-Coupon Bond Component:	0.00	Current Value of Allocation to Zero-Coupon Bond Component:	21.00
Current Value of Allocation to Leverage Component:	8.00	Current Value of Allocation to Leverage Component:	0.00

In the example above, the Gap Ratio is 14.68%, which is outside the Target Gap Risk Range.  Consequently, a Reallocation Determination Event has occurred and the Calculation Agent must determine the Targeted Equity Exposure, which is 79.21% (Buffer times Multiple or 15.84% times 5).  To effect the reallocation then required, which is to decrease the exposure to the Reference Index to the Equity Component, the Calculation Agent hypothetically sells a portion of the Equity Component, using the hypothetical funds received to first reduce the Leverage Component to zero and then to purchase an amount of the Zero-Coupon Bond Component until the exposure to the Equity Component decreases to 79.21% of the Reference Index Closing Value.

Example 4:

The Buffer falls below 1% and a Defeasance Event has occurred, requiring the allocation to the Equity Component to be reduced to zero.  The resulting amount of hypothetical funds from the hypothetical sale of the Equity Component added to the value of the Zero-Coupon Bond Component is less than the Bond Floor.

Values at test for Reallocation Determination Event:		Values after Reallocation:
Reference Index Closing Value:	86.00	Reference Index Closing Value:	86.00
Bond Floor:	86.50	Bond Floor:	86.50
Buffer:	–0.58% (86.00 – 86.50/86.00	Buffer:	N/A Defeasance
Multiple:	5	Multiple:	5
Targeted Equity Exposure:	-2.91%	Targeted Equity Exposure:	0.00%
Gap Ratio:	-16.67% (86.00 – 86.50)/3.00	Gap Ratio:	N/A Defeasance
Target Gap Risk Range:	15% to 25%	Target Gap Risk Range:	N/A Defeasance
Current Value of Allocation to Equity Component:	3.00	Current Value of Allocation to Equity Component:	0.00
Current Value of Allocation to Zero-Coupon Bond Component:	83.00	Current Value of Allocation to Zero-Coupon Bond Component:	86.00
Current Value of Allocation to Leverage Component:	0.00	Current Value of Allocation to Leverage Component:	0.00

In the example above, the Reference Index Closing Value is 86.00 and the Bond Floor is 86.50, thereby decreasing the Buffer to below 1% causing a Defeasance Event.  As a result, the Calculation Agent hypothetically sells all of the remaining Equity Component and purchases an additional amount of the Zero-Coupon Bond Component with the hypothetical proceeds of such sale.  No hypothetical funds will be allocated to the Equity Component for the remaining term of the Securities and, consequently, there will be no further coupon payments on the Securities.
Please read “Annex B—Hypothetical Allocations” in the accompanying preliminary pricing supplement for additional examples illustrating the hypothetical reallocation process.  You may access the preliminary pricing supplement via the following hyperlink:

Preliminary Pricing Supplement No. 384 dated September 24, 2007

October 2007	Page 13

PIMCO High Yield Fund
Protected Fund-Linked Securities
Based on the Performance of the 2007-2 Fund Dynamic Reference Index

Hypothetical Coupon Payment Calculations

The variable coupon payments on each Security, if any, will vary and may be zero.  The amount of the coupon payments, if any, will be determined on the last calendar day of any month during which a distribution is made on the Institutional Class shares of the Fund for which the record date falls within the relevant Monthly Coupon Payment Period and will be equal to (A) the product of (i) the Hypothetical Monthly Income calculated for such Monthly Coupon Payment Period divided by the Equity Component Closing Value, (ii) the allocation to the Equity Component and (iii) the Reference Index Closing Value divided by (B) 10.  The determination of a variable coupon payment may be represented by the following formula:

The Hypothetical Monthly Income calculated for each such Monthly Coupon Payment Period will be related to the Equity Component.  The Hypothetical Monthly Income will be determined by the Calculation Agent and will equal the aggregate value of any distributions with respect to the Institutional Class shares of the Fund for which the record dates fall within the relevant Monthly Coupon Payment Period.  In the hypothetical examples below, the Issuer will provide the figures for the Hypothetical Monthly Income.

The five examples of hypothetical coupon payments set forth below are based on the following assumptions:

▪	Issue Price: $10.00

▪
Hypothetical Monthly Income will be reinvested rather than paid as a coupon payment if the value of the Reference Index (excluding the Hypothetical Monthly Income) is less than or equal to 105% of the Bond Floor on the last calendar day of the relevant month.

▪
Allocation of the Reference Index to the Equity Component will be reduced to zero and remain zero for the remaining term of the Securities if the value of the Reference Index is less than 101% of the Bond Floor.

▪	Values of the Reference Index and the Equity Component have been reduced by the Reference Index Adjustment Factor and the Daily Leverage Charge, if any.

▪	The distributions on the Institutional Class shares of the Fund are the same for all months in a year.

The following examples are for purposes of illustration only and would provide different results if different assumptions were applied.  These examples are not intended to illustrate a complete range of possible coupon payments.

Example 1:  At the end of the Monthly Coupon Payment Period during which a distribution is made on the Institutional Class shares of the Fund, the value of the Reference Index is 103, the value of the Equity Component is 101 and the value of the Bond Floor is 85.  The Hypothetical Monthly Income is $0.50.  The allocation of the Reference Index to the Equity Component is 90%.

The coupon payment per Security is $0.0459 or 5.508% per annum on the $10 principal amount of each Security.

Since the value of the Reference Index is greater than 105% of the Bond Floor, the Hypothetical Monthly Income will not be reinvested.

Example 2:  At the end of the Monthly Coupon Payment Period during which a distribution is made on the Institutional Class shares of the Fund, the value of the Reference Index is 97, the value of the Equity Component is 98 and the value of the Bond Floor is 85.  The Hypothetical Monthly Income is $0.55.  The allocation of the Reference Index to the Equity Component is 51%.

October 2007	Page 14

PIMCO High Yield Fund
Protected Fund-Linked Securities
Based on the Performance of the 2007-2 Fund Dynamic Reference Index

The coupon payment per Security is $0.0278 or 3.332% per annum on the $10 principal amount of each Security.

Since the value of the Reference Index is greater than 105% of the Bond Floor, the Hypothetical Monthly Income will not be reinvested.

Example 3:  At the end of the Monthly Coupon Payment Period during which a distribution is made on the Institutional Class shares of the Fund, the value of the Reference Index is 106, the value of the Equity Component is 102 and the value of the Bond Floor is 80  The Hypothetical Monthly Income is $0.60.  The allocation of the Reference Index to the Equity Component is 112%.

The coupon payment per Security is $0.0698 or 8.38% per annum on the $10 principal amount of each Security.

Since the value of the Reference Index is greater than 105% of the Bond Floor, the Hypothetical Monthly Income will not be reinvested.

Example 4:  At the end of the Monthly Coupon Payment Period during which a distribution is made on the Institutional Class shares of the Fund, the value of the Reference Index is 93, the value of the Equity Component is 88 and the value of the Bond Floor is 89.  The Hypothetical Monthly Income is $0.65.  The allocation of the Reference Index to the Equity Component is 51%.

The calculated coupon payment would be $0.035 per Security.  However, because the value of the Reference Index is less than 105% of the Bond Floor ((93 – 89)/89 = 4.49%), the Hypothetical Monthly Income will be reinvested, and no coupon payment will be made.

The coupon payment per Security is, therefore, $0.00 or 0% per annum on the $10 principal amount of each Security.

Example 5:  At the close of business on any index business day, the value of the Reference Index is 95, the value of the Equity Component is 93 and the value of the Bond Floor is 94.50.  The allocation of the Reference Index to the Equity Component is reduced to 0.00% at the close of business on the following index business day.  At the end of the Monthly Coupon Payment Period, the Hypothetical Monthly Income is $0.65.

However, since the Buffer was less than 1%, a Defeasance Event occurred and the allocation of the Reference Index to the Equity Component was reduced to zero and will remain zero for the remaining term of the Securities.  Consequently, the coupon payment per Security is $0.00 or 0% per annum on the $10 principal amount of each Security.  Furthermore, no coupon payments will be made for the remaining term of the Securities, and the Securities will not participate in any subsequent increase in the net asset value of the Institutional Class shares of the Fund.

Please read “Annex C—Hypothetical Coupon Payment Calculations on the Securities” in the accompanying preliminary pricing supplement for additional examples on hypothetical coupon payment calculations.  You may access the preliminary pricing supplement via the following hyperlink:

Preliminary Pricing Supplement No. 384 dated September 24, 2007

October 2007	Page 15

PIMCO High Yield Fund
Protected Fund-Linked Securities
Based on the Performance of the 2007-2 Fund Dynamic Reference Index

Risk Factors

The Securities are financial instruments that are suitable only for investors who are capable of understanding the complexities and risks specific to the Securities.  Accordingly, investors should consult their own financial and legal advisors as to the risks entailed by an investment in the Securities and the suitability of such Securities in light of the investor’s particular circumstances.

The following is a non-exhaustive list of certain key risk factors for investors in the Securities.  For a more detailed list of risk factors, please see the accompanying preliminary pricing supplement.  In addition to the information set forth herein and in the accompanying preliminary pricing supplement, the investors should carefully consider the information in the prospectus for the Fund, including, without limitation, information under “Summary of Principal Risks” and “Characteristics and Risks of Securities and Investment Techniques.”  Prospective holders are further advised that the contents of the prospectus for the Fund, and any documents incorporated by reference therein, are not incorporated by reference herein or in any way made a part hereof.

Structure Specific Risk Factors

¡  Coupon payments are variable and may be zero.  The variable coupon payments on the Securities are variable and may be zero.  The amount of any coupon payment will depend on the Hypothetical Monthly Income in the Equity Component, the allocation to the Equity Component within the Reference Index and the Reference Index Closing Value.  During any month (except the last month before maturity) in which a distribution is made on the Institutional Class shares of the Fund, it is possible that the coupon payment may be set to zero if the Hypothetical Monthly Income is required to be invested in the Equity Component to prevent the allocation to the Equity Component from going to zero.  If the allocation to the Equity Component within the Reference Index goes to zero, the Securities will not pay coupon payments for the remainder of their term.

¡  The Securities may not pay more than the principal amount at maturity.  If the Reference Index Closing Value on the Determination Date is less than 100, the Supplemental Redemption Amount will be zero and you will receive only the principal amount of $10 for each Security you hold at maturity. The return of only the principal amount at maturity, and the variable coupon payments, if any, over the term of the Securities may be less than the amount that would be paid on an ordinary debt security and may not compensate you for the effects of inflation and other factors relating to the value of money over time.

¡  Allocation to the Equity Component may decline and adversely affect the yield on the Securities.  While the initial allocation to the Equity Component will be in the range of 120-140%, this allocation will change over the term of the Securities.  Certain economic or market factors, such as declines or insufficient gains in the value of the Equity Component or low interest rates, will cause the allocation to the Zero-Coupon Bond Component to increase.  Any allocation of the Reference Index to the Zero-Coupon Bond Component will reduce the extent to which the Reference Index will participate in the performance of the Equity Component.  The appreciation, if any, of the Reference Index above the threshold value is also dependent upon the allocation to the Equity Component within the Reference Index.  In other words, if the allocation to the Equity Component is reduced, it is possible that the value of the Equity Component could increase significantly during the term of the Securities, but that the value of the Reference Index may reflect little, if any, of that increase.  If the allocation to the Equity Component goes to zero, it will remain at zero for the remainder of the term of the Securities.

¡  Allocation procedures may adversely impact the payment at maturity.  Investing in the Securities is not the same as a direct investment in any of the components of the Reference Index, because the Reference Index changes its allocation among the Index Components whenever a Reallocation Determination Event occurs. The timing of the reallocations among the Index Components can adversely affect the value of the Reference Index on the Determination Date, which will in turn adversely affect the Supplemental Redemption Amount.

¡  Market price influenced by many unpredictable factors.  Several factors will influence the value of the Securities in the secondary market including the value of the Reference Index and the Index Components, the net asset value of the Institutional Class shares of the Fund, the volatility of the Institutional Class shares of the Fund, market interest rates, the distribution rate on the Institutional Class shares of the Fund, the time remaining to maturity and the creditworthiness of Morgan Stanley.

¡  Use of leverage may adversely affect the Securities.  Although the Leverage Component offers the potential for increases in the Reference Index value that are greater than corresponding increases in the value of an un-leveraged investment in the Equity Component, leverage also entails a higher degree of risk: any downward movement in the value of the Equity Component will result in a correspondingly larger reduction in the Reference Index. In addition, the Daily Leverage Charge associated with the allocation to the Leverage Component will reduce the value of the Reference Index daily.

October 2007	Page 16

PIMCO High Yield Fund
Protected Fund-Linked Securities
Based on the Performance of the 2007-2 Fund Dynamic Reference Index

¡  Costs will affect the value of the Securities.  Your return on the Securities will reflect the deduction of certain costs of investing in the Securities.  These costs include explicit charges that will be reflected in reductions in the value of the Reference Index over the term of the Securities, by means of the Reference Index Adjustment Factor and the Daily Leverage Charge.  The Reference Index will also be reduced as a consequence of effecting hypothetical purchases and sales of the Equity Component and the Zero-Coupon Bond Component, taking into account any short-term trading fees of the Fund, if applicable, and the bid/offer spread, respectively, in the course of reallocations of the Index Components.  In addition, there is an implicit sales charge paid upon the purchase of the Securities because the initial value of the Reference Index will be set at 97, which is below the threshold value of 100, as well as implicit charges that are reflected in the net asset value of the Institutional Class shares of the Fund in the form of operating expenses of the Fund.

¡  The antidilution adjustments the Calculation Agent is required to make do not cover every event that could affect the Institutional Class shares of the Fund.  MS & Co., as Calculation Agent, will adjust the amount payable at maturity for certain events affecting the Institutional Class shares of the Fund.  However, the Calculation Agent will not make an adjustment for every event that could affect the Institutional Class shares of the Fund.  If an event occurs that does not require the Calculation Agent to adjust the amount payable at maturity, the market price of the Securities may be materially and adversely affected.

Other Risk Factors

¡  Secondary trading may be limited. There may be little or no secondary market for the Securities.  The Securities will not be listed on any exchange.

¡  The inclusion of commissions in the original Issue Price is likely to adversely affect secondary market prices.  Assuming no change in market conditions or any other relevant factors, the price, if any, at which MS & Co. is willing to purchase Securities in secondary market transactions will likely be lower than the original Issue Price, since the original Issue Price included, and secondary market prices are likely to exclude, commissions paid with respect to the Securities.  In addition, any such prices may differ from values determined by pricing models used by MS & Co., as a result of dealer discounts, mark-ups or other transaction costs.

¡  Potential adverse economic interests of the Calculation Agent.  The economic interests of the Calculation Agent, which is an affiliate of the Issuer, and other affiliates of the Issuer are potentially adverse to an investor’s interests.  The Calculation Agent has certain potential conflicts of interest by virtue of its relationship with the Issuer and the hedging activity related to Securities which it or other affiliates will carry out.

¡  The brokerage firm through which you hold your Securities and your broker may have economic interests that are different from yours.  In addition to the commission paid at the time of the initial offering of the Securities, commissions will be paid on an annual basis to brokerage firms, including MS & Co. and its affiliates, whose clients purchased Securities in the initial offering and who continue to hold their Securities.  As a result of these arrangements, your brokerage firm and your broker may have an incentive to encourage you to hold the Securities because they will not receive the annual commission for the current year or for future years if you sell your Securities.

¡  Hedging and trading activity by the Calculation Agent and its affiliates could potentially adversely affect the net asset value of the Institutional Class shares of the Fund or the USD swap rates.  MS & Co. and other affiliates of the Issuer’s will carry out hedging activities related to the Securities (and to other instruments linked to the Fund or its component securities).  MS & Co. and some of the Issuer’s other subsidiaries also trade the securities in which the Fund may invest, other financial instruments related to these securities and USD interest rate swaps on a regular basis.  Any of these hedging or trading activities on or prior to the Pricing Date could potentially increase the initial value of the Institutional Class shares of the Fund and, as a result, could increase the value at which the Institutional Class shares of the Fund must close before you receive a payment at maturity that exceeds the principal amount of the Securities.  Additionally, such hedging or trading activities during the term of the Securities could affect the net asset value of the Institutional Class shares of the Fund and the USD swap rates on the last calendar day of each month and on the Determination Date and, accordingly, the variable coupon payments, if any, and the Payment at Maturity.

¡  The Institutional Class shares of the Fund may be replaced in the Equity Component by shares of the iShares iBoxx $ High Yield Corporate Bond Fund under certain circumstances.  If purchasing the Institutional Class shares of the Fund is or will be restricted, or fees are or will be imposed on the sales or purchases of the Institutional Class shares of the Fund, other than any short-term trading fees, for more than three consecutive trading days, or the Fund is or will be liquidated or otherwise terminated or the Institutional Class shares of the Fund are or will be eliminated, the hypothetical investment in the Institutional Class shares of the Fund will be replaced in the Equity Component by a hypothetical investment in the shares of the iShares iBoxx $ High Yield Corporate Bond Fund and the value of the Securities could be adversely affected.  Please see the section of the accompanying preliminary pricing supplement called “Description of Securities—Substitution Event.”

October 2007	Page 17

PIMCO High Yield Fund
Protected Fund-Linked Securities
Based on the Performance of the 2007-2 Fund Dynamic Reference Index

Information about the Reference Index
Hypothetical Historical Data on the Reference Index

The following tables and graphs set forth hypothetical historical levels of the Reference Index, variable coupon payments (per $10 principal amount of the Securities), and the value of one unit of the Equity Component at the end of each month during seven different seven year periods beginning on January 1 of each year from 1994 to 2000.  This hypothetical historical information has been calculated as if the Reference Index existed during the relevant periods and should not be taken as an indication of the future performance of the Reference Index over the term of the Securities or future coupon payments or the actual total payment on the Maturity Date of the Securities.

The following hypothetical historical information has been calculated by the Calculation Agent on the same basis as the Reference Index and the coupon payments will be calculated.  However, the calculations used to determine the hypothetical historical closing levels of the Reference Index contain necessary assumptions, estimates and approximations that may not be reflected in the calculation of the value of the Reference Index and coupon payments over the term of the Securities, including the principal assumptions set forth below.  As a result, the following hypothetical historical values of the Reference Index and variable coupon payments may be different than they would have been if those assumptions had not been made and those estimates and approximations had not been necessary to calculate these hypothetical historical values.

The calculations assume that:

▪	the Reference Index was created on the first business day of each seven year period with a level of 97;

▪
the initial allocations to the Equity Component and Zero-Coupon Bond Component are different in each example and were obtained based on the Targeted Equity Exposure as determined at the beginning of each seven year period;

▪	the distributions in respect of the Institutional Class shares of the Fund were equal to those reported on Bloomberg; and

▪
reallocations between the Equity Component and Zero-Coupon Bond Component were effected in reference to the net asset value of the Institutional Class shares of the Fund for the Equity Component and at the mid-swap rates (rather than at the offered-swap rates which will be used for hypothetical purchases of the Zero-Coupon Bond Component, or the bid-swap rates which will be used for hypothetical sales of the Zero-Coupon Bond Component, in order to effect a reallocation) for the Zero-Coupon Bond Component.

The following hypothetical historical values have not been verified by an independent third party.  Swap rates used to calculate the hypothetical historical Zero-Coupon Bond Component were taken from Bloomberg.

October 2007	Page 18

PIMCO High Yield Fund
Protected Fund-Linked Securities
Based on the Performance of the 2007-2 Fund Dynamic Reference Index

	1994			1995			1996			1997			1998			1999			2000
Seven Year Period Beginning January 1, 1994	Reference Index Level	Coupon Payment	Equity Component Price	Reference Index Level	Coupon Payment	Equity Component Price	Reference Index Level	Coupon Payment	Equity Component Price	Reference Index Level	Coupon Payment	Equity Component Price	Reference Index Level	Coupon Payment	Equity Component Price	Reference Index Level	Coupon Payment	Equity Component Price	Reference Index Level	Coupon Payment	Equity Component Price
January	99.78	0.09255	102.13	85.45	0.10368	94.47	94.27	0.07640	103.87	92.76	0.05939	104.38	95.91	0.03967	108.29	96.54	0.01788	105.71	96.34	0.00000	98.08
February	98.72	0.08831	101.55	87.68	0.10079	96.29	93.46	0.07845	103.25	93.30	0.05110	105.19	95.74	0.03672	108.14	95.74	0.01976	104.21	96.69	0.00000	97.66
March	93.19	0.10851	97.82	88.26	0.11793	96.97	91.66	0.07878	101.68	91.55	0.05724	103.15	95.82	0.04105	108.32	96.24	0.02144	104.37	96.65	0.00000	95.03
April	90.66	0.08903	96.20	89.66	0.10054	98.23	91.17	0.07461	101.36	91.86	0.05490	103.49	95.62	0.03991	107.83	96.67	0.02029	105.34	96.93	0.00000	94.49
May	90.47	0.09813	96.27	91.96	0.08374	100.34	90.61	0.08327	100.99	93.10	0.05854	105.11	95.67	0.04030	107.66	95.74	0.00000	102.62	97.06	0.00000	93.35
June	89.40	0.09645	95.70	91.80	0.08504	100.35	89.82	0.05245	100.59	93.71	0.05411	105.88	95.84	0.04303	107.71	95.65	0.00000	101.92	97.65	0.00000	94.40
July	89.40	0.10013	95.91	92.18	0.08161	100.87	89.98	0.06101	100.80	95.38	0.05846	107.88	96.08	0.04191	108.06	95.68	0.00000	101.48	98.13	0.00000	94.38
August	89.10	0.10002	95.91	91.99	0.08975	100.86	90.52	0.06087	101.63	94.62	0.06031	107.07	94.66	0.02751	102.98	95.61	0.00000	100.35	98.72	0.00000	95.08
September	88.86	0.10559	95.95	92.39	0.07907	101.40	91.82	0.05213	103.18	95.41	0.06525	108.06	95.72	0.02092	103.60	95.83	0.00000	99.69	99.26	0.00000	94.09
October	87.56	0.09789	95.25	92.97	0.07687	102.12	92.27	0.05717	103.52	94.72	0.04157	107.31	95.49	0.02088	101.85	95.82	0.00000	98.87	99.84	0.00000	91.46
November	85.73	0.10273	94.18	93.32	0.08079	102.62	93.51	0.05755	105.00	94.87	0.03597	107.57	96.15	0.01877	105.37	96.21	0.00000	99.52	100.39	0.00000	89.06
December	85.64	0.11472	94.36	93.59	0.08714	103.05	92.57	0.05631	104.06	94.95	0.04607	107.30	96.23	0.02314	105.16	96.35	0.00000	99.32	100.97	0.00000	90.32

* Defeasance occurred on July 19, 2000

The Supplemental Redemption Amount per Security for this period would have been $0.97 and the aggregate value of the Coupon Payments would have been $4.18609.  The total return on your investment per Security for this seven year period would have been equal to 51.56% of the principal amount.

October 2007	Page 19

PIMCO High Yield Fund
Protected Fund-Linked Securities
Based on the Performance of the 2007-2 Fund Dynamic Reference Index

	1995			1996			1997			1998			1999			2000			2001
Seven Year Period Beginning January 1, 1995	Reference Index Level	Coupon Payment	Equity Component Price	Reference Index Level	Coupon Payment	Equity Component Price	Reference Index Level	Coupon Payment	Equity Component Price	Reference Index Level	Coupon Payment	Equity Component Price	Reference Index Level	Coupon Payment	Equity Component Price	Reference Index Level	Coupon Payment	Equity Component Price	Reference Index Level	Coupon Payment	Equity Component Price
January	98.09	0.11497	100.99	107.99	0.11319	111.04	104.17	0.11973	111.59	104.74	0.08223	115.77	99.89	0.03927	113.01	94.89	0.03032	104.85	98.00	0.00000	99.71
February	100.58	0.11177	102.94	106.67	0.11624	110.37	105.06	0.10306	112.46	104.39	0.07612	115.61	98.47	0.04341	111.41	94.92	0.02389	104.40	98.52	0.00000	100.07
March	101.24	0.13077	103.66	103.88	0.11675	108.70	101.54	0.11547	110.28	104.38	0.08512	115.79	98.80	0.04711	111.57	94.19	0.02541	101.59	98.64	0.00000	98.24
April	102.81	0.11149	105.01	103.02	0.11059	108.36	101.66	0.11079	110.64	103.63	0.08277	115.28	99.39	0.04457	112.61	94.13	0.02283	101.01	98.84	0.00000	96.71
May	105.68	0.12385	107.26	102.06	0.12346	107.96	103.71	0.11819	112.37	103.22	0.08358	115.09	97.46	0.04185	109.70	93.73	0.01869	99.80	99.27	0.00000	97.16
June	105.31	0.12579	107.28	101.08	0.10547	107.54	104.49	0.10929	113.19	103.08	0.08926	115.14	97.00	0.04392	108.95	94.67	0.01939	100.91	99.31	0.00000	94.95
July	105.72	0.12075	107.84	101.01	0.12274	107.76	107.11	0.11811	115.33	103.26	0.08696	115.52	96.59	0.04542	108.49	95.08	0.00000	100.89	99.65	0.00000	95.75
August	105.31	0.13282	107.82	101.90	0.12249	108.64	105.46	0.12189	114.47	98.22	0.05589	110.09	95.90	0.04400	107.28	95.70	0.00000	101.65	99.90	0.00000	95.90
September	105.76	0.11704	108.40	103.89	0.10494	110.30	106.55	0.13194	115.52	98.75	0.04596	110.76	95.82	0.03238	106.58	95.91	0.00000	100.59	100.32	0.00000	91.35
October	106.47	0.11381	109.17	104.03	0.11512	110.67	104.98	0.11508	114.71	97.71	0.04587	108.88	95.46	0.03253	105.69	95.69	0.00000	97.77	100.60	0.00000	92.74
November	106.86	0.11962	109.70	105.91	0.11595	112.25	104.97	0.09961	115.00	99.58	0.04125	112.65	95.81	0.03263	106.39	95.71	0.00000	95.21	100.80	0.00000	93.76
December	107.12	0.12907	110.16	104.08	0.11347	111.25	104.13	0.12762	114.71	99.47	0.05084	112.42	95.60	0.03637	106.18	96.66	0.00000	96.56	100.98	0.00000	92.95

* Defeasance occurred on September 7, 2001

The Supplemental Redemption Amount per Security for this period would have been $0.98 and the aggregate value of the Coupon Payments would have been $5.67276.  The total return on your investment per Security for this seven year period would have been equal to 66.54% of the principal amount.

October 2007	Page 20

PIMCO High Yield Fund
Protected Fund-Linked Securities
Based on the Performance of the 2007-2 Fund Dynamic Reference Index

	1996			1997			1998			1999			2000			2001			2002
Seven Year Period Beginning January 1, 1996	Reference Index Level	Coupon Payment	Equity Component Price	Reference Index Level	Coupon Payment	Equity Component Price	Reference Index Level	Coupon Payment	Equity Component Price	Reference Index Level	Coupon Payment	Equity Component Price	Reference Index Level	Coupon Payment	Equity Component Price	Reference Index Level	Coupon Payment	Equity Component Price	Reference Index Level	Coupon Payment	Equity Component Price
January	98.88	0.10436	101.53	95.32	0.11040	102.03	96.24	0.07518	105.85	92.86	0.03414	103.33	87.68	0.02641	95.87	92.65	0.00000	91.17	98.78	0.00000	84.58
February	97.66	0.10718	100.92	96.14	0.09503	102.82	95.92	0.06959	105.71	91.33	0.03774	101.86	87.79	0.02071	95.46	93.21	0.00000	91.49	99.08	0.00000	83.23
March	95.08	0.10765	99.39	92.89	0.10648	100.83	95.91	0.07782	105.87	91.68	0.04096	102.01	87.23	0.02202	92.88	93.57	0.00000	89.82	98.97	0.00000	83.41
April	94.29	0.10197	99.08	93.00	0.10217	101.16	95.23	0.07566	105.40	92.17	0.03875	102.96	87.11	0.01979	92.36	93.76	0.00000	88.43	99.45	0.00000	83.61
May	93.40	0.11384	98.71	94.89	0.10899	102.74	94.86	0.07641	105.23	90.29	0.03638	100.31	86.69	0.01621	91.25	94.27	0.00000	88.83	99.71	0.00000	82.38
June	92.50	0.09725	98.33	95.60	0.10078	103.50	94.73	0.08160	105.28	89.86	0.03818	99.62	87.81	0.00000	92.27	94.44	0.00000	86.81	100.00	0.00000	77.69
July	92.42	0.11317	98.53	98.01	0.10891	105.45	94.90	0.07950	105.62	89.40	0.03948	99.19	88.25	0.00000	92.25	95.44	0.00000	87.55	100.20	0.00000	72.76
August	93.24	0.11294	99.34	96.49	0.11240	104.66	90.87	0.05177	100.66	88.65	0.02869	98.09	89.03	0.00000	92.94	96.08	0.00000	87.68	100.38	0.00000	75.18
September	95.07	0.09677	100.85	97.49	0.12167	105.63	91.84	0.03996	101.27	88.92	0.02820	97.45	89.35	0.00000	91.97	97.49	0.00000	83.53	100.53	0.00000	72.74
October	95.20	0.10615	101.19	95.78	0.07873	104.89	90.99	0.03988	99.55	88.67	0.02834	96.64	89.33	0.00000	89.40	98.24	0.00000	84.80	100.70	0.00000	72.79
November	96.93	0.10691	102.63	95.87	0.06814	105.15	92.52	0.03586	103.00	88.86	0.02842	97.27	89.66	0.00000	87.05	98.32	0.00000	85.73	100.87	0.00000	76.68
December	95.24	0.10463	101.72	95.40	0.08728	104.88	92.45	0.04420	102.79	88.55	0.03168	97.08	91.00	0.00000	88.29	98.55	0.00000	84.99	100.99	0.00000	77.41

* Defeasance occurred on June 18, 2001

The Supplemental Redemption Amount per Security for this period would have been $0.99 and the aggregate value of the Coupon Payments would have been $3.73732.  The total return on your investment per Security for this seven year period would have been equal to 47.29% of the principal amount.

October 2007	Page 21

PIMCO High Yield Fund
Protected Fund-Linked Securities
Based on the Performance of the 2007-2 Fund Dynamic Reference Index

	1997			1998			1999			2000			2001			2002			2003
Seven Year Period Beginning January 1, 1997	Reference Index Level	Coupon Payment	Equity Component Price	Reference Index Level	Coupon Payment	Equity Component Price	Reference Index Level	Coupon Payment	Equity Component Price	Reference Index Level	Coupon Payment	Equity Component Price	Reference Index Level	Coupon Payment	Equity Component Price	Reference Index Level	Coupon Payment	Equity Component Price	Reference Index Level	Coupon Payment	Equity Component Price
January	98.43	0.11041	101.21	99.50	0.10138	105.00	92.70	0.04720	102.50	85.56	0.03632	95.10	89.01	0.00000	90.44	94.54	0.00000	83.90	99.64	0.00000	78.12
February	99.25	0.09503	102.00	98.95	0.09387	104.86	91.20	0.05218	101.04	85.57	0.03816	94.69	89.59	0.00000	90.76	95.11	0.00000	82.56	99.82	0.00000	78.71
March	96.02	0.10648	100.02	98.80	0.10498	105.02	91.36	0.05662	101.19	84.19	0.03044	92.14	89.87	0.00000	89.10	94.44	0.00000	82.74	100.02	0.00000	80.10
April	96.14	0.10217	100.35	97.76	0.10210	104.56	92.00	0.05357	102.14	84.00	0.02735	91.62	89.65	0.00000	87.72	95.59	0.00000	82.94	100.09	0.00000	83.62
May	98.04	0.10898	101.91	97.12	0.10313	104.38	89.71	0.05029	99.50	83.35	0.02989	90.52	90.12	0.00000	88.12	96.03	0.00000	81.72	100.25	0.00000	83.94
June	98.77	0.10078	102.66	96.82	0.11015	104.43	89.10	0.05278	98.82	84.57	0.03102	91.53	89.94	0.00000	86.11	96.89	0.00000	77.07	100.39	0.00000	85.01
July	101.19	0.10891	104.60	96.91	0.10734	104.77	88.60	0.05459	98.39	84.85	0.02635	91.51	91.41	0.00000	86.84	97.68	0.00000	72.18	100.48	0.00000	82.63
August	99.68	0.11239	103.82	91.02	0.06976	99.85	87.68	0.05288	97.30	85.60	0.02150	92.19	92.00	0.00000	86.97	98.19	0.00000	74.57	100.57	0.00000	83.43
September	100.70	0.12166	104.78	91.47	0.05524	100.45	87.18	0.03878	96.66	85.90	0.02219	91.23	93.35	0.00000	82.85	98.69	0.00000	72.16	100.67	0.00000	84.76
October	99.26	0.10610	104.04	90.12	0.05514	98.75	86.66	0.03897	95.86	85.37	0.01549	88.68	94.81	0.00000	84.12	98.96	0.00000	72.21	100.77	0.00000	85.79
November	99.27	0.09184	104.30	92.54	0.04958	102.17	86.95	0.03908	96.49	85.58	0.00000	86.35	94.14	0.00000	85.04	99.02	0.00000	76.07	100.86	0.00000	86.06
December	98.50	0.11767	104.04	92.33	0.06111	101.96	86.65	0.04357	96.30	87.10	0.00000	87.58	94.14	0.00000	84.31	99.50	0.00000	76.78	100.96	0.00000	87.94

* Defeasance occurred on September 26, 2001

The Supplemental Redemption Amount per Security for this period would have been $0.96 and the aggregate value of the Coupon Payments would have been $3.15543.  The total return on your investment per Security for this seven year period would have been equal to 41.19% of the principal amount.

October 2007	Page 22

PIMCO High Yield Fund
Protected Fund-Linked Securities
Based on the Performance of the 2007-2 Fund Dynamic Reference Index

	1998			1999			2000			2001			2002			2003			2004
Seven Year Period Beginning January 1, 1998	Reference Index Level	Coupon Payment	Equity Component Price	Reference Index Level	Coupon Payment	Equity Component Price	Reference Index Level	Coupon Payment	Equity Component Price	Reference Index Level	Coupon Payment	Equity Component Price	Reference Index Level	Coupon Payment	Equity Component Price	Reference Index Level	Coupon Payment	Equity Component Price	Reference Index Level	Coupon Payment	Equity Component Price
January	99.03	0.09894	101.63	90.33	0.04512	99.21	83.15	0.04653	92.05	85.01	0.01381	87.54	89.46	0.00000	81.21	97.31	0.00000	75.62	99.67	0.00000	85.32
February	98.50	0.09161	101.50	88.78	0.04988	97.81	82.94	0.04888	91.65	85.63	0.00000	87.85	90.30	0.00000	79.91	97.88	0.00000	76.19	99.90	0.00000	84.45
March	98.37	0.10246	101.66	88.96	0.05412	97.95	81.05	0.03854	89.19	85.77	0.00000	86.25	89.16	0.00000	80.09	98.14	0.00000	77.53	100.04	0.00000	84.43
April	97.36	0.09964	101.21	89.55	0.05121	98.86	80.71	0.03463	88.68	85.24	0.00000	84.91	90.80	0.00000	80.28	98.36	0.00000	80.95	99.95	0.00000	83.11
May	96.75	0.10064	101.04	87.28	0.04808	96.31	79.92	0.03785	87.62	85.55	0.00000	85.30	91.36	0.00000	79.10	98.81	0.00000	81.25	100.01	0.00000	81.45
June	96.46	0.10750	101.09	86.66	0.05046	95.65	81.09	0.03927	88.59	85.19	0.00000	83.36	92.51	0.00000	74.60	98.96	0.00000	82.29	100.00	0.00000	81.94
July	96.56	0.10476	101.42	86.13	0.05218	95.24	81.26	0.03336	88.57	86.91	0.00000	84.06	94.11	0.00000	69.86	98.73	0.00000	79.98	100.19	0.00000	82.76
August	89.22	0.06429	96.65	85.26	0.05055	94.18	81.96	0.02718	89.24	87.59	0.00000	84.19	95.00	0.00000	72.18	98.71	0.00000	80.76	100.36	0.00000	83.96
September	89.68	0.07075	97.23	84.92	0.04967	93.57	82.09	0.02806	88.31	89.12	0.00000	80.20	96.11	0.00000	69.85	99.22	0.00000	82.05	100.47	0.00000	84.72
October	87.92	0.05270	95.59	84.17	0.04992	92.79	81.26	0.01959	85.84	90.71	0.00000	81.42	96.41	0.00000	69.89	99.12	0.00000	83.04	100.63	0.00000	85.94
November	90.19	0.04739	98.90	84.67	0.05006	93.40	81.35	0.01953	83.59	89.48	0.00000	82.31	95.88	0.00000	73.63	99.21	0.00000	83.31	100.79	0.00000	86.01
December	89.99	0.05841	98.70	84.33	0.05581	93.22	83.01	0.00000	84.77	88.95	0.00000	81.61	97.25	0.00000	74.32	99.52	0.00000	85.12	100.99	0.00000	86.83

* Defeasance occurred on January 23, 2002

The Supplemental Redemption Amount per Security for this period would have been $0.99 and the aggregate value of the Coupon Payments would have been $1.99339.  The total return on your investment per Security for this seven year period would have been equal to 29.80% of the principal amount.

October 2007	Page 23

PIMCO High Yield Fund
Protected Fund-Linked Securities
Based on the Performance of the 2007-2 Fund Dynamic Reference Index

	1999			2000			2001			2002			2003			2004			2005
Seven Year Period Beginning January 1, 1999	Reference Index Level	Coupon Payment	Equity Component Price	Reference Index Level	Coupon Payment	Equity Component Price	Reference Index Level	Coupon Payment	Equity Component Price	Reference Index Level	Coupon Payment	Equity Component Price	Reference Index Level	Coupon Payment	Equity Component Price	Reference Index Level	Coupon Payment	Equity Component Price	Reference Index Level	Coupon Payment	Equity Component Price
January	98.54	0.08424	101.32	85.48	0.06533	94.01	82.94	0.02647	89.40	85.29	0.00000	82.93	93.83	0.00000	77.22	96.97	0.00000	87.13	98.02	0.00000	88.19
February	96.29	0.09315	99.88	84.92	0.06863	93.60	83.45	0.02490	89.71	85.99	0.00000	81.61	94.89	0.00000	77.81	97.57	0.00000	86.24	98.12	0.00000	88.97
March	96.20	0.10111	100.03	82.19	0.07300	91.08	83.07	0.02259	88.08	84.53	0.00000	81.79	95.14	0.00000	79.18	97.93	0.00000	86.22	98.22	0.00000	86.28
April	97.19	0.09569	100.96	81.52	0.06560	90.56	82.30	0.01846	86.71	86.30	0.00000	81.99	95.56	0.00000	82.66	97.02	0.00000	84.88	98.61	0.00000	85.21
May	93.31	0.08987	98.36	80.10	0.05377	89.47	82.53	0.01988	87.11	86.75	0.00000	80.78	96.60	0.00000	82.97	96.94	0.00000	83.18	98.86	0.00000	86.69
June	92.10	0.09435	97.68	81.08	0.05579	90.47	81.62	0.01394	85.12	87.72	0.00000	76.18	96.69	0.00000	84.03	96.85	0.00000	83.68	99.09	0.00000	87.59
July	91.22	0.09760	97.26	81.08	0.04739	90.45	83.49	0.00000	85.84	89.68	0.00000	71.35	95.44	0.00000	81.68	97.17	0.00000	84.52	99.34	0.00000	88.16
August	89.43	0.09458	96.18	81.73	0.05175	91.13	84.20	0.00000	85.98	91.13	0.00000	73.71	95.28	0.00000	82.48	97.71	0.00000	85.74	99.63	0.00000	88.15
September	88.27	0.09298	95.55	80.97	0.03987	90.18	85.41	0.00000	81.90	92.68	0.00000	71.33	96.76	0.00000	83.79	97.73	0.00000	86.52	99.92	0.00000	87.01
October	86.87	0.09347	94.76	79.65	0.03724	87.66	87.09	0.00000	83.15	92.88	0.00000	71.38	96.13	0.00000	84.80	97.93	0.00000	87.76	100.24	0.00000	85.88
November	87.18	0.07027	95.38	78.98	0.02776	85.36	85.65	0.00000	84.06	91.93	0.00000	75.19	96.04	0.00000	85.07	97.72	0.00000	87.84	100.59	0.00000	86.13
December	86.84	0.07836	95.20	80.75	0.03030	86.57	84.85	0.00000	83.34	93.99	0.00000	75.90	96.74	0.00000	86.93	97.88	0.00000	88.67	100.95	0.00000	86.48

* Defeasance occurred on June 14, 2002

The Supplemental Redemption Amount per Security for this period would have been $0.95 and the aggregate value of the Coupon Payments would have been $1.82834.  The total return on your investment per Security for this seven year period would have been equal to 27.79% of the principal amount.

October 2007	Page 24

PIMCO High Yield Fund
Protected Fund-Linked Securities
Based on the Performance of the 2007-2 Fund Dynamic Reference Index

	2000			2001			2002			2003			2004			2005			2006
Seven Year Period Beginning January 1, 2000	Reference Index Level	Coupon Payment	Equity Component Price	Reference Index Level	Coupon Payment	Equity Component Price	Reference Index Level	Coupon Payment	Equity Component Price	Reference Index Level	Coupon Payment	Equity Component Price	Reference Index Level	Coupon Payment	Equity Component Price	Reference Index Level	Coupon Payment	Equity Component Price	Reference Index Level	Coupon Payment	Equity Component Price
January	96.01	0.09837	99.55	84.71	0.03930	94.67	82.98	0.01345	87.83	89.91	0.00000	81.78	93.40	0.00000	92.27	94.33	0.00000	93.39	96.56	0.00000	92.19
February	95.03	0.10337	99.12	85.13	0.03697	95.01	83.59	0.00000	86.42	91.34	0.00000	82.40	94.30	0.00000	91.33	94.10	0.00000	94.22	96.80	0.00000	92.63
March	90.77	0.10997	96.45	84.26	0.04506	93.27	82.08	0.01353	86.61	91.49	0.00000	83.85	94.93	0.00000	91.30	94.05	0.00000	91.37	97.12	0.00000	92.24
April	89.61	0.09885	95.91	83.09	0.03683	91.82	83.81	0.00000	86.82	91.94	0.00000	87.54	93.06	0.00000	89.88	94.66	0.00000	90.24	97.51	0.00000	91.59
May	87.54	0.10808	94.75	83.31	0.03967	92.24	84.04	0.00000	85.54	93.71	0.00000	87.87	92.86	0.00000	88.08	95.03	0.00000	91.80	97.88	0.00000	90.61
June	88.69	0.11219	95.81	81.87	0.03734	90.15	84.13	0.00000	80.67	93.67	0.00000	88.99	92.95	0.00000	88.61	95.25	0.00000	92.75	98.20	0.00000	89.72
July	88.24	0.09533	95.79	83.21	0.02829	90.91	85.36	0.00000	75.55	91.27	0.00000	86.49	93.36	0.00000	89.50	95.12	0.00000	93.36	98.69	0.00000	90.02
August	88.87	0.10414	96.51	83.78	0.03024	91.05	87.22	0.00000	78.06	91.00	0.00000	87.34	94.44	0.00000	90.79	95.50	0.00000	93.35	99.17	0.00000	90.82
September	86.76	0.08021	95.50	83.66	0.01930	86.73	88.96	0.00000	75.54	93.25	0.00000	88.73	94.38	0.00000	91.62	95.54	0.00000	92.15	99.62	0.00000	91.45
October	83.69	0.07494	92.83	85.28	0.01970	88.06	89.03	0.00000	75.59	92.28	0.00000	89.80	94.76	0.00000	92.94	95.61	0.00000	90.95	100.08	0.00000	91.89
November	81.15	0.05533	90.39	83.74	0.01512	89.02	87.81	0.00000	79.63	92.10	0.00000	90.09	94.13	0.00000	93.02	95.92	0.00000	91.21	100.53	0.00000	92.89
December	82.41	0.06038	91.68	82.70	0.01473	88.25	90.30	0.00000	80.38	93.01	0.00000	92.05	94.32	0.00000	93.90	96.26	0.00000	91.58	100.98	0.00000	93.16

* Defeasance occurred on September 22, 2002

The Supplemental Redemption Amount per Security for this period would have been $0.98 and the aggregate value of the Coupon Payments would have been $1.49070.  The total return on your investment per Security for this seven year period would have been equal to 24.71% of the principal amount.

October 2007	Page 25

PIMCO High Yield Fund
Protected Fund-Linked Securities
Based on the Performance of the 2007-2 Fund Dynamic Reference Index

PIMCO High Yield Fund

The Fund generally invests in a diversified portfolio of high yield debt securities, often referred to as “junk bonds.”  Subject to the supervision of the Board of Trustees of the Fund, the Investment Adviser is responsible for managing the investment activities of the Fund and the Fund’s business affairs and other administrative matters.  The Fund may impose restrictions on purchases of its shares and fees regarding purchases and sales of its shares.  The actions and judgments of the Fund and the Investment Adviser may affect the value of the Fund and, consequently, could adversely affect the net asset value of the Institutional Class shares of the Fund and, accordingly, the value of the Securities.

We have derived all information contained herein and in the accompanying preliminary pricing supplement regarding the Fund from the attached prospectus for the Fund.  Such information reflects the policies of, and is subject to change by the Fund.  Neither the Fund nor the Investment Adviser will have any obligation under the Securities.  The prospectus for the Fund is not incorporated by reference herein nor incorporated by reference in the accompanying preliminary pricing supplement.

As a prospective purchaser of a Security, you should undertake an independent investigation of the Fund as in your judgment is appropriate to make an informed decision with respect to an investment in the Securities.

The Securities have not been passed on by the Fund or the Investment Adviser as to their legality or suitability.  The Securities are not issued, endorsed, sold or promoted by the Fund or the Investment Adviser.  The Fund and the Investment Adviser make no warranties and bear no liability with respect to the Securities.

Historical Information on the Institutional Class shares of the PIMCO High Yield Fund

The following table presents the published high and low Fund Closing Values of, as well as the aggregate distributions on, the Institutional Class shares of the Fund for each quarter in the period from January 1, 2002 through September 19, 2007.  The Fund Closing Value on September 19, 2007 was $9.63.  The Issuer obtained the Fund Closing Values below from Bloomberg Financial Markets, without independent verification.  You should not take the historical Fund Closing Values as an indication of future performance.

	High	Low	Distributions
2002
First Quarter	9.46	9.13	0.180015
Second Quarter	9.25	8.55	0.184475
Third Quarter	8.55	7.84	0.183522
Fourth Quarter	8.52	7.74	0.191379
2003
First Quarter	8.90	8.54	0.179060
Second Quarter	9.53	8.94	0.177432
Third Quarter	9.46	9.00	0.171981
Fourth Quarter	9.77	9.43	0.174058
2004
First Quarter	9.94	9.66	0.168970
Second Quarter	9.69	9.21	0.170463
Third Quarter	9.75	9.44	0.170518
Fourth Quarter	9.97	9.73	0.169190
2005
First Quarter	10.01	9.69	0.165133
Second Quarter	9.85	9.47	0.167947
Third Quarter	9.92	9.78	0.181870
Fourth Quarter	9.78	9.61	0.175284
2006
First Quarter	9.84	9.74	0.190399
Second Quarter	9.78	9.44	0.170678
Third Quarter	9.71	9.50	0.169981
Fourth Quarter	9.91	9.70	0.173455
2007
First Quarter	10.00	9.88	0.171298
Second Quarter	10.04	9.76	0.179956
Third Quarter (through September 19, 2007)	9.76	9.28	0.128196

October 2007	Page 26

PIMCO High Yield Fund
Protected Fund-Linked Securities
Based on the Performance of the 2007-2 Fund Dynamic Reference Index

The following graph shows the daily Fund Closing Values from January 1, 2002 through September 19, 2007.  The Issuer obtained the information in the graph from Bloomberg Financial Markets, without independent verification.  You should not take the historical Fund Closing Values as an indication of future performance.

October 2007	Page 27